UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2005

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

IOWA	001-31911	42-1447959
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5000 Westown Parkway, Suite 440
West Des Moines, Iowa		50266
(Address of Principal Executive Offices)		(Zip Code)

(515) 221-0002

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On September 2, 2005, American Equity Investment Life Holding Company (the “Company”) completed the acquisition of 100% of the common stock of American Equity Investment Service Company (“AEISC”) from David Noble, the Company’s Chairman, Chief Executive Officer, President and Treasurer.  As disclosed in prior filings on Form 8-K, the Company entered into a transaction to acquire AEISC during the first quarter of 2005, but later rescinded this transaction.  Also in the first quarter, as reported in its Form 10-Q for that period, the Company adopted FASB Staff Position No. FIN 46( R)-5 “Implicit Variable Interests under FASB Interpretation No 46 (“FIN 46”), Consolidation of Variable Interest Entities” (the “FSP”), posted March 3, 2005, resulting in the consolidation of AEISC under FIN 46 for financial statement purposes.  The completion of this transaction ends the “related party” status of AEISC, which will now be consolidated as a wholly owned subsidiary of the Company, rather than as an “implicit variable interest” under FIN 46.

The terms of the purchase are set forth in a Stock Sale/Purchase Agreement dated September 2, 2005 (the “Agreement”), a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.  As set forth in the Agreement, Mr. Noble received a distribution of $2.5 million of cash held by the AEISC prior to the acquisition, and the purchase price for the stock was reduced to $1.

Item 9.01     Financial Statements and Exhibits.

(c) Exhibits:

Exhibit
Number	Description
10.1	Stock Sale/Purchase Agreement, dated September 2, 2005, between American Equity Investment Life Holding Company, an Iowa corporation, and D.J. Noble, an individual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2005	AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

	By:	/s/ Wendy L. Carlson
Wendy L. Carlson
Chief Financial Officer and
General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Stock Sale/Purchase Agreement, dated September 2, 2005, between American Equity Investment Life Holding Company, an Iowa corporation, and D.J. Noble, an individual.